UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2010

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, FormFactor, Inc. (the “FormFactor” or the “Company”) announced the appointment of Edward Rogas, Jr. to serve as a director of the Company.  Mr. Rogas will be a Class III Director.  He is currently Chairman of the Board of Directors of Vitesse Semiconductor Corporation.  The FormFactor board has not determined the committees on which Mr. Rogas will serve as of the date of this filing.

As a member of the FormFactor Board, Mr. Rogas will receive an annual retainer of $40,000, not including any committee membership retainer, and the equity and cash compensation offered to FormFactor’s non-employee directors.  Mr. Rogas received, as of October 19, 2010, a stock option under the Company’s 2002 Equity Incentive Plan to purchase 6,000 shares of FormFactor common stock with an exercise price equal to the closing price of the Company’s stock on the Nasdaq Global Market on October 19, 2010.  The stock option vests over 36 months in equal monthly installments beginning on November 19, 2010.  Mr. Rogas also received, as of October 19, 2010, restricted stock units under the Company’s 2002 Equity Incentive Plan that represent the right to receive 6,000 shares of FormFactor common stock upon vesting.  The restricted stock units vest over 36 months in equal monthly installments beginning on November 20, 2010 and will settle in shares of the Company’s common stock on the earlier of the date on which the units are fully vested, or the date that Mr. Rogas’ engagement with FormFactor is terminated (or the first market trading day during an open trading window).  The stock option and restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.  Additional information regarding non-employee director compensation is set forth in FormFactor’s 2010 Proxy Statement filed with the Securities and Exchange Commission on April 8, 2010.

Mr. Rogas has entered into an indemnity agreement, the terms of which are identical in all material respects to FormFactor’s form of indemnity agreement, which the company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Rogas or any member of his immediate family had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	October 25, 2010	By:	/s/ STUART L. MERKADEAU
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary